SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): September 20, 2004
                                                       (September 20, 2004)


                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-9318                                           13-2670991
(Commission File Number)                       (IRS Employer Identification No.)


One Franklin Parkway, San Mateo, California                              94403
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (650) 312-3000


                 ----------------------------------------------
  (Former name or former address, if changed since last report): Not Applicable

ITEM 8.01       OTHER EVENTS

On September 20, 2004, Franklin Resources, Inc. (the "Company") announced that an agreement has been reached by two of its subsidiaries, Franklin Advisers, Inc. ("Franklin Advisers") and Franklin Templeton Alternative Strategies, Inc. ("FTAS"), with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts (the "State of Massachusetts") related to an administrative complaint filed February 4, 2004, concerning one instance of market timing.

Under the terms of the settlement issued by the State of Massachusetts, Franklin Advisers and FTAS have consented to the entry of a cease and desist order and agreed to pay a $5 million administrative fine to the State of Massachusetts. While Franklin Advisers and FTAS did not admit or deny engaging in any wrongdoing, the Company believes that it is in the best interest of the Company and its funds' shareholders to settle this issue now and move forward.

The administrative complaint addressed one instance of market timing that was also a subject of the August 2, 2004 settlement that Franklin Advisers reached with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN RESOURCES, INC.
                                    (Registrant)


Date: September 20, 2004            /s/ Murray L. Simpson
                                    ----------------------------
                                    Murray L. Simpson
                                    Executive Vice President and General Counsel